Exhibit 4.1

                               PURCHASE AGREEMENT

     Purchase Agreement, dated as of April 13, 1998 (the 'Agreement'), by and among UCBH Holdings, Inc., a Delaware corporation, and the other parties named on the signature pages hereof (each of which is acting severally and not jointly and as to itself only).

     The Common Stock and Trust Preferred Securities described in the Private Offering Memorandum will be sold in a private placement pursuant to Section 4(2) of the Securities Act and, accordingly, are not being registered under the Securities Act. The Common Stock and Trust Preferred Securities described therein are being offered only to a limited number of institutional and other accredited investors.

     The Trust Preferred Securities to be issued by the Trust will be guaranteed by the Company, to the extent described in the Private Offering Memorandum with respect to distributions and payments upon liquidation, redemption and otherwise (the 'Trust Preferred Securities Guarantee') pursuant to the Series A Capital Securities Guarantee Agreement. The Trust Preferred Securities issued in book-entry form will be issued to Cede & Co. as nominee of the DTC pursuant to the DTC Agreement.

     The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Common Trust Securities, as guaranteed by the Company to the extent set forth in the Private Offering Memorandum with respect to distributions and payments upon liquidation, redemption and otherwise (the 'Common Trust Securities Guarantee') pursuant to the Common Securities Guarantee Agreement (the Trust Preferred Securities Guarantee and the Common Trust Securities Guarantee are collectively referred to as the 'Guarantees' and the Series A Capital Securities Guarantee Agreement and the Common Securities Guarantee Agreement are collectively referred to as the 'Guarantee Agreements'), and will be used by the Trust to purchase the Junior Subordinated Debentures issued by the Company. The Common Trust Securities, the Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Junior Subordinated Debentures are collectively referred to herein as the 'Series A Securities.'

     The Trust Preferred Securities and the Common Trust Securities will be issued pursuant to the Trust Agreement. The Junior Subordinated Debentures will be issued pursuant to the Indenture.

     The Registration Rights Agreement with respect to the Trust Preferred Securities provides, among other things, that the Company and the Trust shall file with the Commission (i) a registration statement (the 'Exchange Offer Registration Statement') under the Securities Act relating to trust preferred securities with the same terms and tenor as the Trust Preferred Securities (the 'Series B Trust Preferred Securities'), the Series B Trust Preferred Securities Guarantee (the 'Series B Trust Preferred Securities Guarantee'), and junior subordinated debentures with the same terms and tenor as the Junior Subordinated Debentures (the 'Series B Junior Subordinated Debentures' and, collectively with the Series B Trust Preferred Securities and the Series B Trust Preferred Securities Guarantee, the 'Series B Securities'), to be offered in exchange for the Series A Trust Preferred Securities (such offer to exchange being referred to herein as the 'Trust Preferred Securities Exchange Offer') and/or a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Series A Trust Preferred Securities.

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          'Affiliate' means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlled by' and 'under common control with') shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          'Agency Agreement' means the Agency Agreement between the Company, the Bank, the Trust and the Placement Agent with respect to the offering of Securities, as amended, supplemented or modified from time to time.

          'Agreement' means this Purchase Agreement, as amended, supplemented or modified from time to time.

          'Bank' means United Commercial Bank, a federally-chartered savings bank, together with its successors.

          'Business Day' means any day except a Saturday, Sunday or other day on which commercial banks and savings institutions in the State of California are authorized or obligated by law to close.

          'Capital Securities' of any Person means Capital Stock of the Person and Stock Equivalents of the Person.

          'Capital Stock' of any Person means any and all shares of capital stock or other equity interest of such Person.

          'Closing' has the meaning set forth in Section 2.2.

          'Closing Date' has the meaning set forth in Section 2.2.

          'Code' means the Internal Revenue Code of 1986, as amended (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

          'Commission' means the Securities and Exchange Commission and any successor thereto.

          'Common Stock' means the Common Stock, par value $10.00 per share, of the Company, which par value shall be reduced to $0.01 per share by an amendment to the Company's Certificate of Incorporation immediately prior to the Closing.

          'Common Trust Securities' means the Common Trust Securities issued by the Trust to the Company.

          'Company' means UCBH Holdings, Inc., a Delaware corporation, together with its successors.

          'DTC' means the Depository Trust Company.

          'DTC Agreement' means the DTC Agreement between the DTC and Wilmington Trust Company, as property trustee.

          'Environmental Claim' means any written notice from any governmental authority or third party alleging potential liability (including without limitation potential liability for investigating costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment of any Materials of Environmental Concern.

          'Environmental Laws' means any law, statute, rule or regulation of any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state, local or foreign government or any subdivision thereof or of any governmental body or other regulatory or administrative agency or commission, domestic or foreign (a 'Law'), relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and other Laws relating to (i) emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (collectively known as 'Polluting Substances') or (ii) the handling, storage, disposal, reclamation, recycling or transportation of Polluting Substances.

          'ERISA' means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute in effect from time to time).

          'Exchange' means the exchange of Senior Notes by the Selling Shareholders for shares of Common Stock pursuant to the terms of the Exchange and Redemption Agreement.

          'Exchange and Redemption Agreement' means the agreement to be entered into among the Company and the Selling Shareholders, whereby the Company will conduct the Exchange and then redeem all of the issued and outstanding shares of Common Stock of the Company.

          'Exchange Act' means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

          'FDIA' means the Federal Deposit Insurance Act, as amended (or any successor statute in effect from time to time).

          'FDIC' means the Federal Deposit Insurance Corporation and any successor thereto.

          'Guarantee Agreements' means the Series A Securities Guarantee Agreement relating to the Trust Preferred Securities between the Company and Wilmington Trust Company, as guarantee trustee, and the Common Securities Guarantee Agreement made by the Company with respect to the Common Trust Securities.

          'HOLA' means the Home Owners' Loan Act, as amended (or any successor statute in effect from time to time).

          'Indenture' means the Indenture between the Company and Wilmington Trust Company, as debenture trustee, as the same may be amended from time to time in accordance with the terms thereof, providing for the issuance of the Junior Subordinated Debentures.

          'Junior Subordinated Debentures' means the Company's Junior Subordinated Deferrable Interest Debentures issued by the Company to UCBH Trust Co. pursuant to the Indenture, as described in the Private Offering Memorandum.

          'Lien' means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset.

          'Management' means the following members of the senior management of the Company: Chairman, President, Chief Executive Officer, Chief Financial Officer and any Executive Vice President.

          'Material Adverse Effect' means a material adverse effect on the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of the transactions contemplated by this Agreement or any Related Agreement, including the fees and expenses to be paid in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements or any impact or effect on the Company resulting from actions taken by the Company after the Closing.

          'Materials of Environmental Concern' means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

          'Non-performing Assets' means the following consolidated assets of the
     Company: (i) loans, securities or other assets with respect to which the Company or the Bank have ceased recognizing interest under generally accepted accounting principles or as to which any payments of principal or interest are past due 90 days or more as of the applicable date and (ii) Real Estate Owned; and references herein to the amounts of Non-performing Assets shall mean and refer to the aggregate carrying value of such assets as stated in the books and financial statements of the Company and the Bank under generally accepted accounting principles.

          'OTS' means the Office of Thrift Supervision and any successor thereto.

          'Person' means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

          'Placement Agent' means Sandler O'Neill & Partners, L.P., in its capacity as private placement agent pursuant to the Agency Agreement with respect to the offering of Securities described in the Private Offering Memorandum.

          'Preferred Stock' means the Preferred Stock, par value $.01 per share, of the Company, to be authorized by an amendment to the Company's Certificate of Incorporation immediately prior to the Closing.

          'Previously Disclosed' means disclosed either (i) in a letter dated the date hereof delivered from the Company to the Placement Agent or from a Purchaser to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in the Private Offering Memorandum.

          'Private Offering Memorandum' means the Private Offering Memorandum, dated March 31, 1998, as amended or supplemented by the Company at any time prior to the Closing.

          'Purchaser' means each Person (other than the Company) listed on the signature pages of this Agreement, and its permitted successors and assigns as provided herein, including any Person who becomes a party hereto by executing and delivering a signature page hereto after the date of this Agreement.

          'Real Estate Owned' means the consolidated properties of the Company acquired by foreclosure on a loan or deed-in-lieu thereof or otherwise included in the Company's real estate owned for purposes of reporting asset quality of the Bank in its reports filed with the OTS.

          'Registration Rights Agreements' means the two Registration Rights Agreements to be entered into among the Company and the Purchasers, as amended, supplemented or otherwise modified from time to time, one of which is with respect to the Trust Preferred Securities and the other of which is with respect to the Common Stock, in each case which are sold pursuant to the Purchase Agreement.

          'Related Agreements' means the Exchange and Redemption Agreement, the Registration Rights Agreements, the Agency Agreement, the Indenture, the Guarantee Agreements, the DTC Agreement and the Trust Agreement.

          'SAIF' means the Savings Association Insurance Fund administered by the FDIC, and any successor thereto.

          'Securities' means (i) the Trust Preferred Securities and (ii) the Common Stock, in each case, to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement.

          'Securities Act' means the Securities Act of 1933, as amended (or any successor statute thereto as in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

          'Selling Shareholders' shall have the meaning set forth in the Exchange and Redemption Agreement.

          'Senior Notes' means the Company's Senior Notes which shall be exchanged for Common Stock in accordance with the provisions of the Exchange and Redemption Agreement.

          'State' means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

          'Stock Equivalents' means, with respect to any Person, options, warrants, calls, contracts or other rights entered into or issued by such Person which confer upon the holder thereof the right (whether or not contingent) to acquire any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of such Person.

          'Subsidiary' of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

          'Taxes' means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

          'Tax Returns' means all foreign, federal, State and local returns relating to Taxes.

          'Trust Agreement' means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrative Trustees named therein, as the same may be amended from time to time in accordance with the terms thereof, providing for the issuance of the Trust Preferred Securities.

          'Trust Preferred Securities' means the trust preferred securities initially issued by the Trust pursuant to the Trust Agreement, to be sold to Purchasers pursuant to the Purchase Agreement.

          'UCBH Trust Co.' or the 'Trust' means the Delaware trust established by the Company.

                                   ARTICLE II
                        PURCHASE AND SALE OF SECURITIES

     SECTION 2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions hereof and the representations and warranties contained herein, at the Closing (as defined below), the Company agrees that it will issue and sell to each Purchaser and each such Purchaser agrees, severally and not jointly and as to itself only, that it will purchase from the Company (i) the number of shares of Common Stock (at a price per share of $15.00), (ii) the number of shares of Trust Preferred Securities (liquidation amount of $1,000 per security) or (iii) a combination of Common Stock and Trust Preferred Securities, in each case as set forth below each such Purchaser's name on the Investor Signature Page to this Agreement.

     SECTION 2.2 CLOSING. The purchase and sale of the Securities will take place at a closing (the 'Closing') to be held at the offices of the Placement Agent, New York, New York, on such date as all of the conditions to the parties' obligations hereunder specified in Article IV of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived, or at such other location, and on such other Business Day and time as the parties hereto shall mutually agree. The date on which the Closing is to occur is referred to herein as the 'Closing Date.'

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as Previously Disclosed, the Company represents and warrants to, and covenants and agrees with, the Placement Agent and each of the Purchasers as follows:

          (a) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 3,000 shares of Common Stock and no shares of Preferred Stock. Immediately prior to the Closing, the Company shall amend its Certificate of Incorporation in order to increase its authorized capital stock to 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, there were 1,000 shares of Common Stock issued and outstanding. Other than the shares of Common Stock which are to be issued in the Exchange, immediately prior to the Closing on the Closing Date, the Company's outstanding Capital Stock will be as set forth in the preceding sentence. As of the date hereof, all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person. There are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Company as of the date hereof.

          (b) Organization, Standing and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company is registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof to each Purchaser which has made a written request directly to the Company for the same.

          (c) Organization, Standing and Authority of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Delaware with the power and authority to own property and to conduct its business as described in the Private Offering Memorandum. The Trust is not a party to or otherwise bound by any material agreement other than the applicable Related Agreements. The Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (d) Ownership of the Company Subsidiaries. The only direct or indirect Subsidiaries of the Company consist of the Bank, Credit Card U.S.A., Inc., U.F. Service Corporation and United Savings Insurance Agency. Except for (i) Capital Stock of the Company Subsidiaries, (ii) stock in the Federal Home Loan Bank of San Francisco and (iii) securities and other interests taken in consideration of debts previously contracted, the Company does not own or have the right to acquire, directly or indirectly, any outstanding Capital Stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of Capital Stock of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Company free and clear of all Liens. No Stock Equivalents are authorized, issued or outstanding with respect to the Capital Stock of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such Capital Stock.

          (e) Organization, Standing and Authority of the Company Subsidiaries. The Bank is a federally-chartered savings bank duly organized and validly existing under the laws of the United States, and the other Company Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. Each of the Company Subsidiaries has full power and authority to own or lease all of its respective properties and assets and to carry on its respective business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company has heretofore delivered true and complete copies of the Articles of Incorporation, Charter and Bylaws of each of the Company Subsidiaries as in effect as of the date hereof to each Purchaser which has made a written request directly to the Company for the same.

          (f) Authority. The Company and the Trust have full corporate power and authority to perform its obligations under this Agreement and the Company and the Trust each have full corporate power and authority to perform their obligations under each of the Related Agreements to which they will become a party, and the execution, delivery and performance by the Company and the Trust of each Related Agreement to which they will become a party has been or, prior to the Closing, will have been duly authorized by all necessary corporate action on the part of the Company and the Trust.

          (g) Due Execution. This Agreement constitutes, and each of the Related Agreements to which the Company and the Trust will become a party, when duly authorized, executed and delivered by the Company and the Trust, will constitute valid and binding obligations of the Company and the Trust enforceable against the Company and the Trust in accordance with their terms, except as (i) rights to indemnity and contribution under the Registration Rights Agreements may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) No Conflict. The execution, delivery and performance of this Agreement and each of the Related Agreements by the Company and the Trust will not conflict with or constitute a breach of, or a default under (i) the Certificate of Incorporation, Articles of Incorporation or Charter (or Trust Agreement in the case of the Trust), as the case may be, or the Bylaws of the Company or any of the Company Subsidiaries, (ii) any obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Company, the Trust or any of the Company Subsidiaries is a party or as to which any of their respective assets are subject, or (iii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Company and the Trust or any of the Company Subsidiaries, except, in the case of clause (i) above, provided that the Certificate of Incorporation is amended to modify the capitalization of the Company in the manner described in the Private Placement Memorandum and, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except for compliance with applicable federal and State securities laws in connection with this Agreement and the performance by the Company of its obligations under the Registration Rights Agreements, except as Previously Disclosed, no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Company, the Trust or the Company Subsidiaries in connection with the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company or the Trust is or will become a party. The representations and warranties set forth in clause (iii) of the second preceding sentence and in the preceding sentence, insofar as it relates to federal and state securities law requirements are made in reliance on the representations and warranties of the Purchasers contained in this Agreement.

          (i) Status of Certain Securities. The shares of Common Stock, the Series A Securities and the Series B Securities issuable pursuant to the Related Agreements have been authorized by all necessary corporate action on the part of the Company and the Trust. When the Common Stock and the Trust Preferred Securities are delivered to the Purchasers at the Closing against payment therefor as provided in the Purchase Agreement, the Common Stock and the Trust Preferred Securities will each be duly authorized, validly issued and fully paid and nonassessable and, with respect to the Series A Securities, will represent undivided beneficial ownership interests in the assets of the Trust, and the issuance of the Common Stock and the Series A Securities will not be in violation of the pre-emptive rights of any Person. When the Common Trust Securities are delivered to the Company at the Closing against payment therefore as provided in the Trust Agreement, they will be duly authorized, validly issued and fully paid and nonassessable, and will not be issued in violation of the preemptive rights of any Person. When the Series B Securities are issued in accordance with the Trust Agreement in exchange for the Series A Securities pursuant to the Trust Preferred Securities Exchange Offer in accordance with the Trust Agreement and the Registration Rights Agreement with respect to the Trust Preferred Securities, such Series B Securities will be validly issued and fully paid and nonassessable, and will represent undivided beneficial ownership interests in the assets of the Trust, and the issuance of the Series B Securities will not be in violation of preemptive rights of any Person. At the Closing Date, the Junior Subordinated Debentures will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Private Offering Memorandum, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium and similar laws affecting creditors' rights generally and (B) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). When the Series B Junior Subordinated Debentures are issued in accordance with the Indenture in exchange for the Junior Subordinated Debentures pursuant to the Trust Preferred Securities Exchange Offer in accordance with the Trust Agreement and the Registration Rights Agreement with respect to the Trust Preferred Securities, such Series B Junior Subordinated Debentures will have been duly executed by the Company and when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust, will constitute valid and binding obligations of the Company, enforceable against the

Company in accordance with their terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium and similar laws affecting creditors' rights generally and (B) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (j) Regulatory Reports. The Company and the Bank have duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Purchaser which has requested the same in writing directly to the Company accurate and complete copies of all such reports. In connection with the most recent examinations of the Company and the Bank by the OTS, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as requested.

          (k) Financial Statements.

             (i) The Private Offering Memorandum includes consolidated balance sheets of the Company as of December 31, 1997 and 1996 and consolidated statements of operations, stockholders' equity and cash flows of the Company for each of the years ended December 31, 1997, 1996 and 1995, accompanied by the related audit report of Price Waterhouse LLP. The foregoing financial statements, including the related notes where applicable (the 'Company Financial Statements'), fairly present the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

             (ii) The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Company Subsidiaries.

             (iii) Except to the extent (x) reflected, disclosed or provided for in the consolidated balance sheet of the Company as of December 31, 1997 (including related notes) and (y) of liabilities incurred since such date in the ordinary course of business, neither the Company nor any of the Company Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

             (iv) The accountants who certified the Company Financial Statements included in the Private Offering Memorandum are independent public accountants within the meaning of the Securities Act.

          (l) Material Adverse Change. Since December 31, 1997, (i) neither the Company nor any of the Company Subsidiaries has incurred any material liability (on a consolidated basis), except in the ordinary course of business consistent with past practice (excluding the incurrence of expenses or obligations in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby) and except for such liability or liabilities as would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) no events or developments involving the Company or the Company Subsidiaries have occurred which, individually or in the aggregate, (A) have had a Material Adverse Effect, or (B) materially impair the ability of the Company to perform its obligations under this Agreement, any Related Agreement to which it will become a party or any of the Securities.

          (m) Environmental Matters.

             (i) To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any communication alleging that the Company or any Company

        Subsidiary is not in such compliance and, to the knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

             (ii) To the knowledge of the Company, none of the properties owned, leased or operated by the Company or the Company Subsidiaries has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not individually or in the aggregate have a Material Adverse Effect.

             (iii) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that would reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that would result in the imposition of any liability arising under any Environmental Law against the Company or any Company Subsidiary or against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such as would not have a Material Adverse Effect.

          (n) Allowance for Loan Losses. The allowance for loan losses reflected in the consolidated balance sheets included in the Company Financial Statements is adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected in the consolidated balance sheets included in the Company Financial Statements is carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

          (o) Tax Matters. The Company and the Company Subsidiaries have timely filed all Tax Returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, except in all cases where the failure to have timely filed such Tax Returns or have paid or have set up an adequate reserve or accrual for the payment of all such Taxes would not have a Material Adverse Effect. As of the date hereof, there is no audit examination, assessed deficiency, deficiency litigation or refund litigation with respect to any Taxes of the Company or any of the Company Subsidiaries. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full or adequate provision has been made for any such Taxes on the Company's consolidated balance sheet in accordance with generally accepted accounting principles. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

          (p) ERISA. Each 'employee benefit plan' (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), other than any 'multiemployer plan' (as defined in Section 3(37) or Section 4001(a)(3) of ERISA)) that is sponsored, maintained or contributed to by the Company (a 'Company Plan') is in compliance in all material respects with all presently applicable provisions of ERISA, except where any such noncompliance would not reasonably be expected to have a Material Adverse Effect; no 'reportable event' (as defined in Section 4043 of ERISA or the regulations thereunder), other than an event as to which the 30- day statutory notice period is waived by regulation, has occurred with respect to any Company Plan that is a 'pension plan' (as defined in Section 3(2) of ERISA (each such Company Plan, a 'Company Pension Plan'); the Company has not incurred and does not expect to incur any material liability with respect to any Company Pension Plan under (i) Title IV of ERISA (with respect to the termination of, or withdrawal from, any such plan) or (ii) Sections 412 or 4971 of the Code; and each Company Pension Plan has received a determination letter from the Internal Revenue Service regarding the qualification of such plan under Section 401(a) of the Code, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

          (q) Litigation. There are no actions, suits, investigations or legal proceedings pending against, or to the knowledge of the Company, threatened against, or affecting the Company or any of the Company Subsidiaries or their respective properties before any court or governmental body or agency which would reasonably be expected to have a Material Adverse Effect or which in any manner challenge the legality, validity or enforceability of this Agreement, any of the Related Agreements or any of the Securities, or which would reasonably be expected to materially impair the ability or obligation of the Company to perform fully on a timely basis its obligations under this Agreement, or the Company or the Trust to perform fully on a timely basis their obligations under any Related Agreement to which they will become a party.

          (r) Compliance with Laws. Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, State, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which would have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the knowledge of the Company, no suspension or cancellation of any of the same is threatened.

          (s) No Default or Violation. Neither the Company nor any of the Company Subsidiaries currently is in violation of its Certificate of Incorporation, Articles of Incorporation or Charter, as the case may be, or its Bylaws, and neither the Company nor any of the Company Subsidiaries is in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, where any of such violations or defaults would, individually or in the aggregate, reasonably be expected (i) to have a Material Adverse Effect or (ii) materially adversely impair the ability of the Company to perform on a timely basis any obligation which it has under this Agreement, or the Company or the Trust to perform on a timely basis any obligation which they have under any Related Agreement to which they will become a party and none of the Company, the Trust nor any of the Company Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that the Company, the Trust or such Company Subsidiary is in violation of any of the foregoing which would reasonably be expected to have any effect set forth in clauses (i) or (ii) above. Neither the Company, the Trust nor any of the Company Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

          (t) Certain Contracts. Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance would reasonably be expected to have a Material Adverse Effect, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

          (u) Insurance. The Company and each Company Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations, except where the failure to be so insured would not have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion, except where any such cancellation, default or dispute would not, individually or in the aggregate, have a Material Adverse Effect.

          (v) Properties. All real and personal property owned by the Company or any of the Company Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and the Company Subsidiaries in the ordinary course of business consistent with their past practices. The Company and the Company Subsidiaries have good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of the Company as of December 31, 1997 included in the Company Financial Statements or acquired after such date, except (i) for Liens for current taxes not yet due or payable, (ii) for pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) for such Liens, if any, which would not, individually or in the aggregate, have a Material Adverse Effect and (iv) as reflected on the consolidated balance sheet of the Company as of December 31, 1997 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or any Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Closing Date, except where such invalidity, unenforceability, termination or lapse would not, individually or in the aggregate, have a Material Adverse Effect.

          (w) Certain Fees. Except for fees and expenses payable by the Company to the Placement Agent pursuant to the Agency Agreement, no fees or commissions will be payable by the Company or any of the Company Subsidiaries to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Company or any of the Company Subsidiaries with respect to the Exchange or the Redemption, the offer and sale of the Securities of the Company or of any shares of Capital Stock of the Company Subsidiaries, or any of the other transactions contemplated by this Agreement or the Related Agreements.

          (x) No Debt. Except for (i) the Senior Notes payable to the Selling Shareholders with an aggregate outstanding principal balance of $17.1 million as of the date hereof, plus accrued and unpaid interest, and (ii) the Junior Subordinated Debentures to be issued pursuant to the Indenture, the Company, on an unconsolidated basis, does not have any outstanding Indebtedness (as defined in the Indenture).

          (y) Similar Offerings. Neither the Company nor the Trust has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Common Stock and/or Trust Preferred Securities in a manner that would require the Common Stock and/or the Trust Preferred Securities to be registered under the Securities Act.

          (z) Regulation M. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock and/or the Trust Preferred Securities.

          (aa) 144A Eligibility. The Trust Preferred Securities issued to 'qualified institutional buyers,' as defined in Rule 144A of the General Rules and Regulations of the Commission under the Securities Act, are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (bb) No General Solicitation. None of the Trust, the Company, or any of their affiliates (as such term is defined in Rule 501(b) under the Securities Act, 'Affiliates') or any person acting on its or any of their behalf (other than the Placement Agent, as to whom the Company and the Trust make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (cc) No Registration. It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Private Offering Memorandum to register the Securities under the Securities Act or to qualify the Trust Agreement, the Indenture or the Guarantee Agreements under the Trust Indenture Act of 1939, as amended.

          (dd) Memorandum. The Private Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ee) Disclosure. None of the representations and warranties of the Company or any of the information or documents which have been Previously Disclosed pursuant hereto are false or misleading in any material respect or contain any untrue statement of a material fact, or omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances, not misleading. Copies of all documents referred to in this Section 3.1 are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     (a) Investment Intent. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that the Securities to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to a Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreements, at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration requirements, and subject, nevertheless, to the disposition of a Purchaser's property being at all times within its control. Each Purchaser, severally and not jointly and as to itself only, further represents and warrants to the Company that such Purchaser has no present agreement, understanding, plan or intent to transfer the Securities to be purchased by it to any transferee.

     (b) Transfer Restrictions. If a Purchaser should decide to dispose of any of the Securities purchased pursuant hereto, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or as set forth below: (i) to the Company, (ii) to any Person reasonably believed by such Purchaser to be a 'qualified institutional buyer' (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) to any Person who is reasonably believed by such Purchaser to be an 'accredited investor' (as defined in Rule 501(a) under the Securities Act) and who, prior to such transfer, furnishes to the Purchaser and the Company a signed letter confirming its status as an accredited investor and agreeing to the restrictions on transfer of the Securities set forth in this Agreement or (v) to any Affiliate of such Purchaser pursuant to an applicable exemption under the Securities Act. In connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer by a qualified institutional buyer, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be and the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any State securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer. Each Purchaser agrees to the imprinting, so long as appropriate, on the certificates representing the shares of Common Stock and the Trust Preferred Securities, a legend substantially similar to the foregoing sentences. Such legend may be removed if and when the applicable Securities are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act. The certificates evidencing the Securities also shall bear any other legends required by applicable federal or State securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon written request, with a certificate or certificates evidencing the Securities not bearing such legend at such time as such legend is no longer applicable.

     (c) Stop Transfer Instructions. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in Section 3.2(b) of this Agreement.

     (d) Qualified Institutional Buyer; Accredited Investor; Non-U.S.
Person. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that (i) at the time it was offered the Securities, it was, (ii) at the date hereof, it is, and (iii) at the Closing, it will be, a 'qualified institutional buyer' as such term is defined in Rule 144A, an 'accredited investor' as defined in

Rule 501(a) or a non-U.S. person in compliance with the requirements of Regulation S, in each case, of the General Rules and Regulations of the Commission under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

     (e) Due Execution. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that this Agreement has been, and each Related Agreement to which it will become a party will be, duly executed and delivered by it or on its behalf and constitutes, or will constitute, as applicable, a valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except that (i) rights to indemnity and contribution under the Registration Rights Agreements may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) No Conflict. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement and each of the Related Agreements to which it will become a party do not and will not, as applicable, conflict with or constitute a breach or a default under (i) its articles of incorporation, charter or other organizational document or bylaws, as applicable, (ii) any obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which it is a party or as to which its assets are subject or (iii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to it.

     (g) Access to Information. Each Purchaser acknowledges receipt of the Private Offering Memorandum and further acknowledges that prior to the date hereof and, subject to the Company's compliance with its obligations pursuant to
Section 5.1(a) hereof, on and subsequent to the date hereof, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities. Each Purchaser also acknowledges that all information, financial or otherwise, included in the Private Offering Memorandum has been provided by the Company for evaluation by prospective Purchasers. Each Purchaser further acknowledges that the information relating to the Company and the Company Subsidiaries is the sole responsibility of the Company. Each Purchaser agrees and acknowledges that the Placement Agent has made no recommendation or warranty and assumes no responsibility as to the accuracy or completeness of any such information.

     (h) Reliance of Others on Purchasers' Representations. Each Purchaser understands and acknowledges that (i) the Securities are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) such exemption depends in part on, and that the Company, its counsel and the Placement Agent will rely upon, the accuracy and truthfulness of the representations and warranties of such Purchaser set forth in this Agreement, and such Purchaser hereby consents to such reliance.

     (i) Governmental Authorization.

          (i) Except for any required compliance by a Purchaser with applicable federal and State securities laws, each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Purchaser in connection with the execution, delivery and performance of this Agreement and each Related Agreement to which it will become a party.

          (ii) Each Purchaser, severally and not jointly and as to itself only, represents and warrants that upon consummation of the transactions contemplated by Section 2.1 hereof, (A) it will not, directly or indirectly, through one or more subsidiaries or transactions or by acting in concert with one or more persons or companies (whether conclusively or through a rebuttable presumption of concerted action), be in control of the Company or the Bank, as defined in 12 C.F.R. Section 574.4(a), and will not be subject to a rebuttable determination of control under 12 C.F.R. Section 574.4(b); and (B) it does not have any agreements or understandings, written or tacit, with respect to the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements (except for this Agreement) relating to voting, acquisition or disposition of the Company's or the Bank's Capital Stock. Each Purchaser acknowledges that if such Purchaser is deemed to be so acting in concert with one or more persons or companies or to have such an agreement or understanding, then such Purchaser could be in violation of certain federal statutes and regulations, including, without limitation, bank regulatory and antitrust laws, and such Purchaser could be subject to fines and other penalties in respect of such violation.

          (iii) Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that it has not purchased any Trust Preferred Securities in a block of less than $100,000 liquidation amount and that it will not sell Trust Preferred Securities to a subsequent purchaser in a block of less than $100,000 liquidation amount.

     (j) Information Provided. Each Purchaser represents and warrants that, in considering its investment in the Securities, such Purchaser has not relied, and such Purchaser acknowledges and agrees that it is not entitled to rely, on any information which is not contained in the Private Offering Memorandum. Each Purchaser understands and acknowledges that, to the extent he has received or inspected projections prepared by the Company relating to the future financial condition and results of operations of the Company and its subsidiaries (including, without limitation, any business plan of the Company), such projections are subject to a number of assumptions and conditions, and no assurance can be made that the Company's future financial condition and results of operations will not materially deviate from such projections, particularly if economic or other conditions differ from the assumptions utilized in preparing such projections (the Purchaser also understands and acknowledges that the Company does not undertake or assume any obligation to notify the Purchaser or otherwise amend, revise or supplement such projections in the event such projections are not realized or the underlying assumptions are changed).

                                   ARTICLE IV
                      CONDITIONS PRECEDENT TO THE CLOSING

     SECTION 4.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of each of the parties hereto to fulfill their obligations under
Section 2.1 hereof at the Closing shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been satisfied.

          (b) No party to this Agreement or the Related Agreements shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement or the Related Agreements.

          (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement or the Related Agreements.

          (d) The Company shall have completed the sale of the Securities as contemplated by this Agreement and shall have received gross proceeds from the sale of the Common Stock and the Trust Preferred Securities of at least $135.0 million and $20.0 million, respectively.

          (e) Each of the parties hereto shall have received (i) a counterpart to this Agreement, duly executed and delivered by the parties hereto, and
     (ii) a counterpart of each Related Agreement to which it is a party, in form and substance satisfactory to the parties, which shall have been duly executed and delivered by each of the applicable parties.

     SECTION 4.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of each of the Purchasers to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed prior to the Closing; and the Placement Agent shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the foregoing effect.

          (b) Each of the representations and warranties of the Selling Shareholders contained in the Exchange and Redemption Agreement shall be true and correct in all material respects as of the date of such agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Selling Shareholders shall have performed, in all material respects, each of their covenants and agreements contained in the Exchange and Redemption Agreement to be performed prior to the Closing; and the Company shall have received a certificate signed by the principal executive officer of each of the Selling Shareholders, dated the Closing Date, to the foregoing effect.

          (c) The Company shall have delivered to each Purchaser or its duly authorized representative a certificate evidencing shares of Common Stock or Trust Preferred Securities, as the case may be, in each case registered in the name of the Purchaser, sufficient to evidence the Securities to be issued and sold by the Company and purchased by the Purchaser, against payment therefor to the Company, as such investment has been identified on the Investor Signature Page to this Agreement.

          (d) The Company shall have obtained the requisite stockholder approval of an amendment to its Certificate of Incorporation to increase its authorized Common Stock to 25,000,000 shares, revise the par value per share of Common Stock to $0.01 per share and to authorize 10,000,000 shares of Preferred Stock, and the Company shall have filed with the Secretary of State of the State of Delaware the appropriate documentation in order to effect such amendment.

          (e) All of the current directors of the Company and the Bank shall have resigned and Messrs. Lam, Wu, Downing, Fell and Wong shall have been elected directors of the Company and the Bank.

          (f) At the Closing Date, the Placement Agent shall have received the favorable opinion, dated as of the Closing Date, of Patton Boggs, L.L.P., counsel for the Company and the Trust, in form and substance reasonably satisfactory to counsel for the Placement Agent. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and the Bank and certificates of public officials. Such counsel may also rely, as to matters of law other than the laws of the United States, on opinions of counsel reasonably satisfactory to counsel for the Placement Agent.

          (g) At the Closing Date, the Placement Agent shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger special Delaware counsel for the Company and the Trust, in form and substance reasonably satisfactory to counsel for the Placement Agent.

          (h) At the Closing Date, the Placement Agent shall have received an opinion, dated as of the Closing Date, of Patton Boggs, L.L.P., special tax counsel to the Company and the Trust, substantially to the effect that (i) the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes, and (iii) the statements set forth in the Private Offering Memorandum under the caption 'Certain Federal Income Tax Consequences With Respect to the Capital Securities' constitute, in all material respects, a fair and accurate summary of the principal United States federal income tax consequences of the ownership and disposition of the Series A Trust Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (i) At the Closing Time, the Securities will be eligible for quotation on the Private Offerings, Resales and Trading through Automated Linkages ('PORTAL') System of the National Association of Securities Dealers, Inc.

          (j) The Placement Agent shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to it and its counsel.

     SECTION 4.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to fulfill its obligations under this Agreement, including without limitation the obligations set forth in Section 2.1 hereof, shall be subject to the satisfaction, or waiver prior to the Closing, of the following conditions:

          (a) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date. Payment by each Purchaser of the applicable consideration for each of the Securities to be issued and sold by the Company shall be deemed an affirmation by each such Purchaser of the representations and warranties set forth in Section 3.2 of this Agreement.

          (b) Each Purchaser shall have delivered to the Company the applicable consideration for each of the Securities to be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement, as set forth on the Investor Signature Page to this Agreement, such amount to be payable by wire transfer of immediately available funds to an account with a bank designated by the Company, by notice to each of the Purchasers to be provided no later than two Business Days prior to the Closing Date.

          (c) No party to this Agreement (other than the Company) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.1 INVESTIGATION AND CONFIDENTIALITY.

     (a) Prior to the Closing, the Company shall permit each Purchaser and its representatives reasonable access to its properties and personnel, and shall disclose and make available to each Purchaser all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and the Company Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which a Purchaser may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with the Company's normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Company shall use its best efforts to cause such third party to provide access to such materials to each Purchaser who shall request the same. In the event that the Company is prohibited by law from providing any of the access referred to in the preceding sentence to a Purchaser, it shall use its best efforts to obtain promptly waivers thereof so as to permit such access. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and the Company Subsidiaries available to confer with a Purchaser and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

     (b) All information furnished to a Purchaser by the Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Company and each

Purchaser covenants, severally and not jointly and as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which (x) a Purchaser can establish by convincing evidence was already in its possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) became known to the public through no fault of a Purchaser; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that a Purchaser shall use its best efforts to give the Company at least ten Business Days prior notice thereof and shall limit such disclosure to the minimum amount required by such legal requirement or court order.

     SECTION 5.2 RULE 144 AND RULE 144A REPORTING.

     With a view to making available to holders of Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Securities to the public without registration, the Company agrees from and after the Closing at all times to:

          (a) make and keep public information available, as those terms are understood and defined in Rules 144 and 144A under the Securities Act (or any successors thereto); and

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1 SURVIVAL OF PROVISIONS. The representations, warranties and covenants of the Company and the Purchasers made herein and each of the provisions of Articles V and VI shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or the Company, as the case may be, (ii) acceptance of any of the Securities and payment by the Purchasers therefor, or (iii) the transfer of any Securities or interest therein by any Purchaser, provided that no transferee may claim the benefit of any such representation or warranty.

     SECTION 6.2 TERMINATION. This Agreement may be terminated (as between the party electing so to terminate it and the counterparty to which termination is directed) by giving written notice of termination to the applicable counterparty at any time prior to the Closing:

          (a) By the Company (i) if any of the conditions specified in Sections
     4.1 and 4.3 of this Agreement has not been met or waived by it pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time on ___________, 1998 or (ii) if the Placement Agent shall have failed to deliver to the Company by 5:00 p.m., Eastern Time, on ___________, 1998, validly executed and delivered signature pages to this Agreement reflecting binding and enforceable commitments (subject to the terms of this Agreement) on the part of Purchasers to purchase at least $135.0 million of Common Stock and $20.0 million of Trust Preferred Securities; provided, however, that no such commitment from any single purchaser or group of purchasers acting in concert to purchase Common Stock shall be for a number of shares of Common Stock which exceeds 9.9% of the aggregate number of shares of Common Stock for which such signature pages are delivered; and provided further that no such commitment from any single purchaser to purchase Trust Preferred Securities is in a block having a liquidation amount less than $100,000; or

          (b) By any Purchaser if any of the conditions specified in Sections
     4.1 and 4.2 of this Agreement has not been met or waived by such Purchaser pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time, on ___________, 1998.

     SECTION 6.3 WAIVER; AMENDMENTS.

     (a) No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Purchaser. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances.

     (b) The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of dividends, redemption premiums, fees or otherwise, to any holder of any Securities as consideration for or as an inducement to any consent, waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is paid to all Purchasers; provided, however, that this Section 6.3(b) does not restrict the Company's ability to deal individually with any Purchaser or any subsequent holder with respect to any settlement of a dispute or in the ordinary course of business.

     SECTION 6.4 COMMUNICATIONS. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to any Purchaser, initially at the address set forth below its name on the Investor Signature Page to this Agreement, and thereafter at such other address, notice of which is given in accordance with this
     Section 6.4;

          (ii) if to the Company, initially at 711 Van Ness Avenue, San Francisco, California 94102, Attention: President; and thereafter at such other address notice of which is given in accordance with this Section 6.4; and

          (iii) if to the Placement Agent, initially at Two World Trade Center, 104th Floor, New York, New York 10048, Attention: Thomas W. Killian; and thereafter at such other address notice of which is given in accordance with this Section 6.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 6.5 COSTS, EXPENSES AND TAXES. The Company agrees to pay all reasonable costs and expenses incurred by it in connection with the negotiation, preparation, typing, reproduction, execution, delivery and performance of this Agreement and the Related Agreements and any amendment or supplement or modification hereof or thereof (except to the extent otherwise provided in the Registration Rights Agreements), including without limitation, attorneys fees and expenses and all reasonable costs and expenses incurred by it in connection with the Company's administration of this Agreement and any Related Agreement. The Company shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Purchasers in connection with any waiver, amendment or modification of any provision of this Agreement or any Related Agreement with respect to an obligation of, or requested by, the Company. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable in connection with the execution and delivery of this Agreement or the original issuance of any Securities, and shall save and hold each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

     SECTION 6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 6.7 BINDING EFFECT; ASSIGNMENT. Prior to the Closing, the rights and obligations of any Purchaser under this Agreement may not be assigned to any other Person except with the prior written consent of the Company and the Placement Agent, and after the Closing the rights and obligations of any Purchaser may be assigned by such Purchaser to any Person purchasing Securities from the Purchaser contemporaneously with such assignment (provided the rights so assigned shall apply to the Securities so purchased), subject to the provisions of Section 3.2(b), provided that the rights of a Purchaser pursuant to Section 5.2 hereof may not be assigned to any Person other than an Affiliate of such Purchaser. The rights and obligations of the Company under this Agreement may not be assigned by the Company without the consent of each Purchaser. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and each Purchaser, and their respective successors and permitted assigns.

     SECTION 6.8 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws.

     SECTION 6.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.10 HEADINGS AND GENDER. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     SECTION 6.11 INTEGRATION. This Agreement (including documents delivered pursuant hereto) and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter thereof and there are no promises or undertakings with respect thereto not expressly set forth or referred to herein or therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            UCBH HOLDINGS, INC.

                            By: /s/ Tommy S. Wu
                                --------------------------
                                Name:  Tommy S. Wu
                                Title: President and Chief Executive Officer

Investor Signature Page to the Purchase Agreement

                                              __________________________________
                                              Name of Investor

                                          By: __________________________________
                                              Name:
                                              Title:
                                              Address:__________________________
                                              __________________________________
                                              __________________________________

Number of Shares of Common Stock proposed to be purchased
(at $15.00 per share)                                              ______ shares

Aggregate liquidation amount of Trust Preferred Securities
proposed to be purchased (Minimum purchase $100,00 liquidation
amount and increments of $1,00 thereafter)                         $____________